UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):	October 7, 2004

XCYTE THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130 Seattle, Washington 98104
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code)	(206) 262-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2004, the Company entered into Amendment No. 5 to its Services Agreement with Lonza Biologics PLC (“Lonza”) dated June 6, 2000. Under the terms of the amendment, Lonza will provide certain process analyses and other services related to the manufacturing of antibodies used in the Company’s Xcellerate Technology.

On October 7, 2004, the Company entered into Amendment No. 7 to its Services Agreement with Lonza dated June 6, 2000. Under the terms of the amendment, Lonza will provide certain process analyses and other services related to the manufacturing of antibodies used in the Company’s Xcellerate Technology.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Joanna S. Black
Joanna S. Black Duly Authorized Officer of Registrant General Counsel, Vice President and Secretary

Date: October 7, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Document
10.1†	Amendment No. 7 dated October 7, 2004 to the Services Agreement dated June 6, 2000 between Xcyte Therapies, Inc. and Lonza Biologics PLC.

10.2†	Amendment No. 5 dated October 7, 2004 to the Services Agreement dated June 6, 2000 between Xcyte Therapies, Inc. and Lonza Biologics PLC.

†	Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.